UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Traded Concepts Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)
c/o Exchange Traded Concepts Trust 10900 Hefner Pointe Drive Suite 207 Oklahoma City, Oklahoma	73120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
FLAG - Forensic Accounting Long-Short ETF	NYSE Arca, Inc.	46-1755040

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-156529

Securities to be registered pursuant to Section 12(g) of the Act: None.

Amendment No. 1 to Form 8-A

Exchange Traded Concepts Trust (the “Registrant”) hereby amends the Form 8-A filed on March 2, 2018 with respect to the Registrant’s WeatherStorm Forensic Accounting Long-Short ETF (the “Fund”), a separate series of the Registrant, for the purpose of changing the name of the Fund to “FLAG-Forensic Accounting Long-Short ETF.”

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in Post-Effective Amendment No. 195 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-156529; 811-22263), which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on March 30, 2017. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated July 17, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-023575) on July 20, 2009.

B.	Written Instrument amending the Certificate of Trust, dated July 14, 2011, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22263), as filed with the SEC via EDGAR (Accession No. 0000950123-11-078120) on August 17, 2011.

C.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 3, 2011, is incorporated herein by reference to Exhibit (a)(4) of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

D.	Registrant’s Amended and Restated By-Laws dated October 3, 2011 are incorporated herein by reference to Exhibit (b)(2) of Post-Effective Amendment No, 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exchange Traded Concepts Trust

Date: March 5, 2018	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President